NEUBERGER BERMAN EQUITY FUNDS
                                     CLASS C
                           PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

Class C of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

                                                      Distribution Fee (as a
                                                      Percentage of Average
                                                      Daily Net Assets of
                                                      Class C)
Series
--------------------------------------------------------------------------------

Neuberger Berman Global Real Estate Fund              0.75%
Neuberger Berman International Large Cap Fund         0.75%
Neuberger Berman Large Cap Disciplined Growth Fund    0.75%
Neuberger Berman Select Equities Fund                 0.75%


                                                      Service Fee (as a
                                                      Percentage of Average
                                                      Daily Net Assets of
                                                      Class C)
Series
--------------------------------------------------------------------------------

Neuberger Berman Global Real Estate Fund              0.25%
Neuberger Berman International Large Cap Fund         0.25%
Neuberger Berman Large Cap Disciplined Growth Fund    0.25%
Neuberger Berman Select Equities Fund                 0.25%









Dated: April 1, 2008